AGREEMENT FOR SUBLEASE



STATE  OF  TEXAS

COUNTY  OF  HARRIS



     THIS AGREEMENT FOR SUBLEASE (the "Agreement") made and entered into as of the 1st day of July , 1999 by and between Trinity Energy Resources, Inc., a
     ---           ----
Nevada Corporation ("Subtenant"), and Aker Engineering, Inc., f/k/a Aker Omega, Inc. ("Tenant"). All defined terms used herein shall have the same meaning as set out in the Lease (hereinafter defined) unless the context clearly requires otherwise.

                                   WITNESSETH:

     WHEREAS, by Lease entered into as of May 1, 1994, ("Lease") Tenant leased a certain premises known as Suite 300, Suite 390, Suite 1100, Suite 1200, Suite 1212, and Suite 1300 containing approximately 63,326 net rentable square feet (hereinafter collectively referred to as the "Original Leased Premises") in the building known as Kirkwood Atrium Office Park-3 (the "Building") located at 11757 Katy Freeway in Houston, Harris County, Texas 77079; and,

     WHEREAS, TENANT entered into a Modification of Lease Agreement ("First Modification") dated September 30, 1994, expanding the total Leased Premises by 5,748 net rentable square feet (the "Additional Space" and together with the Original Leased Premises, the "Lease Premises"); and

     WHEREAS, Tenant entered into a Second Modification of Lease Agreement ("Second Modification") dated April 4, 1997, relating to the Lease and Rider; and

     WHEREAS, Tenant entered into a Third Modification of Lease Agreement ("Third Modification') dated April 7, 1997, relating to the Lease and Rider; and

     WHEREAS, Tenant entered into a Fourth Modification of Lease Agreement ("Fourth Modification") dated April 30, 1997, relating to Tenant's signage rights, duties and obligations; and


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     WHEREAS,  Tenant  entered  into  a  Fifth  Modification  of Lease Agreement
("Fifth Modification") dated June 9, 1997, expanding the total Lease Premises by 26,394 net rentable square feet (the "Expansion Space" and together with the Original Leased Premises and the Additional Space, the "Lease Premises"); and

     WHEREAS, TENANT entered into a Sixth Modification of Lease Agreement ("Sixth Modification") dated July 22, 1997, expanding the total Lease Premises by 1,406 net rentable square feet (the "Second Expansion Space"); and

     WHEREAS, the original Leased Premises, Expansion Space, Second Expansion Space and the additional space shall herein be referred to as the 'Lease Premises"; and

     WHEREAS, the Lease, First Modification, Second Modification, Third Modification, Fourth Modification, Fifth Modification and Sixth Modification is attached hereto as Exhibit "A" and shall herein be referenced to as the "Lease Agreement"; and

     WHEREAS, Tenant desires to lease to Subtenant and Subtenant desires to lease from Tenant, upon the terms and conditions hereinafter set forth, a portion of the rentable area of said Leased Premises.

     NOW, THEREFORE, for and in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   RENTABLEAREA. Tenant hereby leases to Subtenant and Subtenant hereby leases
     ------------
     from Tenant, in its present condition without any change or renovation, 9,842 square feet of net rentable area on the 14th floor ("Subleased Premises") in the location indicated on Exhibit "B" attached hereto and incorporated herein by reference for all purposes.

2. Tenant shall be responsible for all costs associated with subdividing the Subleased Premises from Tenants portion of the Leased Premises. Tenant's responsibility shall be limited to constructing a wall where shown on Exhibit 'B' to match the finishes of the Subleased Premises.

3. TERM. The Sublease of the Subleased Premises evidenced hereby shall continue for sixty (60) months commencing July 1, 1999 and continuing through June 30, 2004, unless earlier terminated under the terms hereof.

4.   BASE  RENTAL.Subtenant  shall pay base rental ("Base Rental") in the amount
     ------------
     of $18.50 per net rentable square foot per year from July 1, 1999 through June 30, 2004. The Base Rental shall be due and payable in


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     monthly  installments  prior to the  first  day of each  month in an amount equal to $15,173.08 per month commencing July 1, 1999 and continuing through June 30, 2004.

4.   BUILDING OPERATING EXPENSE.  Tenant and Subtenant do hereby agree that, for
     --------------------------
     the purpose of this Agreement, Subtenant's base year when determining Subtenant's prorata share of the Building Operating Expense shall be based on the calendar year 1999. In accordance therewith, Subtenant shall be responsible for its prorata share of the Building Operating Expense which, in any one given year, exceeds the Base Operating Expense for the base year. Subtenants' responsibility for the Building Operating Expense, if any, shall be paid in the same manner to which Tenant is responsible, pursuant to the terms and conditions of the Lease. For the purposes of this Agreement, Subtenants' proportionate share of such increase is agreed to be
     10.76 percent (10.76%) ("Subtenants Pro-Rata Share").

5.   USE OF PREMISES:
      ------------------

     a. Subtenant shall have the right to use the Subleased Premises for general office application or other pre-approved purposes which are not prohibited by the terms of the Lease Agreement or by applicable law.

     b. With the Landlord's prior written approval, Subtenant shall have the right to make cosmetic improvements to the Subleased Premises in accordance with the Building decor to maintain a proper office decorum.

     c. Subtenant shall have the right to make physical improvements to the Subleased Premises but only to the extent allowed in Exhibit "A". However, Subtenant may not utilize any Leasehold Improvement Allowance defined in Exhibit "A".

6.   SIGNAGE. Within Building Standards, Subtenant shall have the right to place
     --------
     signage at the front door of the Subleased Premises and/or in the reception area.

7.   PARKING.  Subtenant shall be granted  thirty-four  (34) unreserved  parking
     --------
     permits and four (4) reserved parking permits from the total parking permits allotted Tenant pursuant to Exhibit 'A' attached hereto and made a part hereof. Tenant shall abide by all of the parking rules and regulations as provided for in Exhibit "A" and should utilize such permits in accordance therewith.


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8.   DEFAULTS AND  REMEDIES.  If any default on the part of Subtenant  continues
     ----------------------
     beyond the expiration of ten (10) days following written notice to Subtenant thereof, Tenant may at its sole discretion terminate this Agreement (by giving Subtenant written notice thereof. In addition, Tenant may also pursue all legal remedies available under Texas law against Subtenant for any such default. In no event shall Tenant or Subtenant be liable to the other for any consequential or special damages.

9.   TENANTS'  CONTRACTUAL  SECURITY  INTEREST.  In  addition  to the  statutory
     -----------------------------------------
     landlord's lien, Subtenant hereby grants to Tenant and Tenant shall have at all times, a valid security interest to secure payment of all Rents and other sums of money becoming due hereunder from Subtenant, and to secure payment of any damages or loss which Tenant may suffer by reason of the breach by Subtenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Subtenant presently, or which may hereafter be, situated on the Subleased Premises, and all proceeds therefrom, and such property shall not be removed without the written consent of Tenant. Tenant shall have the rights and remedies of a secured party as set forth in the Texas Uniform Commercial Code. Upon the occurrence of an event of Default by Subtenant, Tenant may, in addition to any other remedies provided herein, enter upon the Subleased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Subtenant situated on the Subleased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Subtenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Tenant or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Subtenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of the paragraph shall be deemed to have been at a public sale conducted in commercially reasonable manner if held on the Subleased Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be old have been advertised in a daily newspaper published in the county in which the property is located for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be


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
     paid to Subtenant or as otherwise required by law; the Subtenant shall pay any deficiencies forthwith. Upon request by Tenant, Subtenant agrees to execute and deliver to Tenant a financing statement in form sufficient to perfect the security interest of Tenant in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the State in which the property is located, as well as any other state laws of which Tenant may at any time consider to be applicable. Tenant and Subtenant agree that a carbon, photographic or other reproduction of this Lease is sufficient as, and may be filed as, a financing statement.

10.  TENANTS'   REPRESENTATIONS.   Tenant  hereby  represents  and  warrants  to
     --------------------------
     Subtenant that (a) there presently exists no default under the Lease Agreement of which Tenant has given or received notice; and (b) to the full extent required by the Lease Agreement, Tenant has obtained the consent of Landlord to this Agreement and to the Sublease evidenced hereby.

11.  TENANTS'  COVENANTS.  Tenant hereby  covenants and agrees (a) to provide to
     --------------------
     Subtenant copies of any notices of default, correspondence or other writings to and from Landlord and Tenant relating to the Lease Agreement which affect or could affect Subtenant's tenancy of the Subleased Premises; and (b) that it shall not amend or terminate the Lease Agreement in a manner that changes the terms and conditions of this Agreement without Subtenant's written consent.

12.  SUBTENANTS' COVENANTS. Subtenant hereby acknowledges that this Agreement is
     ----------------------
     subject to the terms and conditions of the Lease Agreement (attached hereto and made a part hereof as Exhibit "A") as same now exists or as same may hereafter be amended, and covenants and agrees to be bound by the terms thereof. Further, Subtenant hereby covenants and agrees to timely pay all amounts and timely perform all covenants called for under the Lease Agreement (as it relates to the Sublease Premises), so as not to be in default thereunder.

13.  ATTORNEYS' FEES. In the event it becomes  necessary for either party hereto
     ----------------
     to bring an action for enforcement of any rights under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party costs of suit and reasonable attorneys' fees.

14.  MISCELLANEOUS.  This  Agreement  shall be binding  upon  respective  heirs,
     -------------
     personal representatives, successors and assigns of the parties hereto, and may not be modified except in written instrument signed by both Tenant and Subtenant. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Paragraphs and their headings have been included for ease of reference only and shall not in


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     any way limit or  otherwise  affect the terms and  provisions  hereof.  Any notices required or permitted hereunder shall be in writing, shall be given to the parties at their respective addresses set out in Section (15) of this Agreement (unless either party gives written notice to the other of a change of address) and shall be deemed given when actually received by the party to whom notice is given. This Agreement is being executed in multiple originals, each of which shall be deemed an original but all of which when taken together shall constitute but one instrument.

     Subtenant and Tenant do hereby expressly agree that Subtenant shall not covenant and Tenant has not assigned to Subtenant any options for renewal, expansion, or otherwise, except as specifically stated herein.

     Subtenant hereby expressly agrees not to sublease, assign or hypothecate this Agreement without the express prior written consent of Tenant.

15.  HEATING AND AIR  CONDITIONING.  Upon written  request by Subtenant,  Tenant
     -----------------------------
     agrees to notify Landlord of Subtenant's desire to have air conditioning and heating provided for the Sublease Premises beyond the hours set forth in the Lease. Subtenant agrees that it will be liable for all costs and expenses, if any, incurred by Tenant in connection with such services.

16.  NOTICE.  Any statement,  notice or communication  that Tenant and Subtenant
     -------
     may desire or be required to give to the other shall be in writing and shall be deemed properly given if mailed United States Post Service, first class, postage paid, to the following respective addressees:


     Tenant:        Aker  Engineering,  Inc.
                    11700  Old  Katy  Road,  Suite  150
                    Houston,  Texas  77079
                    Attn:     Gunnar  Nordsletten

     Subtenant:     Trinity  Energy  Resources,  Inc.
                    11757  Katy  Freeway,  Suite  1430
                    Houston,  Texas  77079
                    Attn:  Michael  Wallace


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IN  WITNESS WHEREOF, Tenant and Subtenant have executed this Agreement effective as  of  the  date  first  hereinabove  stated.


SUBTENANT:

     TRINITY  ENERGY  RESOURCES,  INC.

     BY:        T.  C.  O'Dell  (HAND  WRITTEN)
             -----------------------------------------
     NAME:      T.  C.  O'Dell  (HAND  WRITTEN)
            ------------------------------------------
     TITLE:          Chairman  &  CEO  (HAND  WRITTEN)
           -------------------------------------------

     TENANT:

     AKER  ENGINEERING, INC.,  F/K/A  AKER OMEGA, INC.

     BY:     Gunnar  Nordsletten  (HAND  WRITTEN)
            ------------------------------------------
     NAME:   GUNNAR  NORDSLETTEN
     TITLE:  CONTROLLER


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